Exhibit 99.1

Press Release

Media Contact Robin Pence 703 682 6552

Investor Contact Ahmed Pasha 703 682 6451

AES Reports Third Quarter Results

Quarterly Revenues Up 18% to $3.5 Billion; Gross Margin Up 2% to $840 Million

Arlington, VA, November 6, 2007 – The AES Corporation (NYSE:AES) today reported results for the third quarter ending September 30, 2007. During the quarter, revenues increased by $524 million or 18% to $3.5 billion.  The increase in revenues reflects higher rates and volumes of approximately $284 million in Latin America, North America and Europe & Africa, favorable foreign currency translation of approximately $174 million and contributions from TEG and TEP, two plants in Mexico the Company acquired in first quarter 2007, of approximately $57 million.  Gross margin increased by $14 million or 2% to $840 million, primarily due higher prices in North America and contributions from TEG and TEP as well as the impacts of favorable foreign currency translation, a combined impact of approximately $106 million. These gains were partially offset by the impacts of gas curtailments and lower hydrology at our businesses in Argentina and Chile of approximately $112 million.

Third quarter income from continuing operations was $91 million, or $0.14 per diluted share, versus ($368) million, or ($0.56) per diluted share in third quarter 2006. Third quarter net income was $103 million, or $0.15 per diluted share, versus net loss of $327 million, or $0.50 per diluted share, in third quarter 2006. Adjusted earnings per share (a non-GAAP financial measure) was $0.18 in third quarter 2007 versus $0.30 in third quarter 2006. The main driver of the quarter-over-quarter differences in both GAAP and adjusted earnings was the restructuring of certain of the Company’s Brazilian subsidiaries in third quarter 2006. This restructuring resulted in a non-cash, after-tax charge to income from continuing operations of $500 million, or $0.76 per diluted share in third quarter 2006. It also resulted in a benefit of $0.07 to adjusted earnings per share in third quarter 2006. Excluding these one-time impacts, the decrease in third quarter 2007 earnings per diluted share and adjusted earnings per share was primarily driven by the Company’s operations in Chile and Argentina, which negatively impacted income from continuing operations by approximately $45 million, or $0.07 impact on both diluted and adjusted earnings per share. Additionally, impairments in North American subsidiaries impacted income from continuing operations by approximately $20 million, or $0.03 impact on diluted earnings per share. The impairments did not impact adjusted earnings per share. Higher energy prices in North America and contributions from new businesses partially offset these negative impacts.

During the quarter, net cash from operating activities decreased by $187 million to $741 million. This decrease was primarily due to the sale of a Venezuelan subsidiary, C.A. La Electricidad de Caracas (EDC), in May 2007.  Excluding any contribution from EDC, net cash from operating activities would have decreased by approximately $19 million.

During the quarter, the Company was the winning bidder on two projects totaling 1,762 MW in the Philippines and the Republic of South Africa. Additionally, the Company’s Alternative Energy group announced plans to begin construction of a 170 MW expansion of its Buffalo Gap wind farm in Texas. Once completed, the project will increase capacity at Buffalo Gap to 524 MW, making it one of the largest operating wind farms in the United States.

“We are pleased with our continued progress toward achieving our growth goals, such as winning two strategically important projects in the Philippines and South Africa. These investments will be platforms for further expansion in these two high growth markets,” said Paul Hanrahan, AES President and CEO. “In October, the market gave us a vote of confidence when our $500 million offering of unsecured notes generated significant demand and was successfully upsized to $2 billion. This transaction will help us to achieve more flexibility in our existing capital structure, as we were able to refinance existing debt, and will support our growth program.”

Income from continuing operations was $482 million, or $0.71 per diluted share, for the first nine months of 2007 versus $149 million, or $0.22 per diluted share, for the prior year. Net loss, primarily due to the sale of EDC, was $112 million, or $0.17 per diluted share, for the first nine months of 2007 versus net income of $190 million, or $0.28 per diluted share, for the first nine months of 2006. Adjusted earnings per share (a non-GAAP financial measure) for the first nine months was $0.82 versus $0.96 last year. Net cash from operating activities was $1.8 billion for the first nine months of 2007 versus $1.9 billion last year. Excluding the contributions from EDC, net cash from operating activities would have been $1.8 billion for the first nine months of 2007 and $1.6 billion for the first nine months of 2006.

Third Quarter 2007 Segment Highlights

•                  Latin America Generation revenue increased by $229 million to $914 million, primarily due to higher rates in Chile and Argentina of approximately $150 million and approximately $32 million in higher intercompany sales at Tiete in Brazil. Gross margin decreased by $84 million to $183 million, primarily due to higher costs associated with gas supply curtailments and lower hydrology in Chile and Argentina of approximately $112 million, partially offset by increased intercompany sales at Tiete.

•                  Latin America Utility revenue increased by $141 million to $1.3 billion, primarily due to approximately $135 million in favorable foreign currency translation and

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approximately $26 million in increased volumes at Eletropaulo in Brazil, partially offset by decreased rates at Eletropaulo due to the 2007 tariff reset. Gross margin increased by $71 million to $259 million, primarily due to approximately $55 million in favorable foreign currency translation and approximately $33 million in lower costs in Brazil.

•                  North America Generation revenue increased by $76 million to $566 million, primarily due to approximately $57 million in contributions from the newly acquired TEG and TEP businesses in Mexico and approximately $25 million in higher rates and volumes at Eastern Energy in New York. Gross margin increased by $47 million to $196 million, primarily due to the higher rates and volumes as well as lower costs at Eastern Energy, an impact of approximately $34 million, and contributions from TEG and TEP of approximately $20 million.

•                  North America Utility revenue remained flat at $274 million. Consistent with revenues, gross margin remained relatively flat with a decrease of $3 million to $86 million.

•                  Europe & Africa Generation revenue increased by $20 million to $216 million, primarily due to increased rates and volumes of approximately $15 million in Kazakhstan and approximately $3 million in favorable foreign currency translation. Gross margin decreased by $3 million, primarily due to decreased sales of excess emission allowances in Hungary.

•                  Europe & Africa Utility revenue increased by $26 million to $157 million, primarily due to increased rates of approximately $14 million in Ukraine and approximately $6 million in favorable foreign currency translation. Gross margin decreased by $8 million, primarily due to the reversal of approximately $7 million in VAT tax accrual during third quarter 2006 at SONEL in Cameroon.

•                  Asia Generation revenue increased by $44 million to $235 million, primarily due to higher dispatch in Pakistan and higher volume in Sri Lanka. Gross margin decreased by $6 million to $47 million, primarily due to lower volumes in China. Increased revenue in Pakistan and Sri Lanka had a relatively flat impact on gross margin due to related increases in fuel costs.

Non-GAAP Financial Measures

See Non-GAAP Financial Measures for definitions of adjusted earnings per share and free cash flow and reconciliations to the most comparable GAAP financial measure.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures, Parent Financial Information.

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Conference Call Information

AES will host a conference call on Wednesday, November 7, 2007 at 9:00 a.m. Eastern Standard Time (EST). The call may be accessed via a live webcast which will be available at www.aes.com by selecting “Investor Information” and then “Quarterly Financial Results” or by telephone in listen-only mode at (877)-493-9121. International callers should dial (973)-582-2750. Please call at least ten minutes before the scheduled start time. You will be requested to provide your name and affiliation. The AES Financial Review presentation will be available prior to the call at www.aes.com by selecting “Investor Information” and then “Quarterly Financial Results.”

A telephonic replay will be available at approximately 12:00 p.m. EST by dialing (877)-519-4471 or (973)-341-3080 for international callers. The system will ask for a reservation number; please enter 9425835 followed by the pound key (#). The telephonic replay will be available until November 28, 2007. A webcast replay, as well as a replay in downloadable .mp3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

AES is one of the world’s largest global power companies, with 2006 revenues of $11.6 billion. With operations in 28 countries on five continents, AES’s generation and distribution facilities have the capacity to serve 100 million people worldwide. Our 13 regulated utilities amass annual sales of over 73,000 GWh and our 121 generation facilities have the capacity to generate over 43,000 megawatts. Our global workforce of 30,000 people is committed to operational excellence and meeting the world’s growing power needs. To learn more about AES, please visit www.aes.com or contact AES media relations at media@aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect

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actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’s 2006 Annual Report on Form 10-K/A. Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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THE AES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions, except per share amounts)	2007	2006	2007	2006
		(Restated)		(Restated)

Revenues	$3,471	$2,947	$9,924	$8,615
Cost of sales	(2,631)	(2,121)	(7,340)	(6,017)
GROSS MARGIN	840	826	2,584	2,598

General and administrative expenses	(93)	(67)	(264)	(181)

Interest expense	(448)	(473)	(1,281)	(1,323)
Interest income	122	115	363	316
Other expense	(25)	(53)	(90)	(162)
Other income	25	31	324	74
Gain on sale of investments	—	9	10	98
Loss on sale of subsidiary stock	—	(536)	—	(536)
Asset impairment expense	(38)	—	(38)	(16)
Foreign currency transaction gain (loss) on net monetary position	2	(49)	(2)	(76)
Equity in earnings of affiliates	15	19	56	65
Other non-operating expense	—	—	(45)	—

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	400	(178)	1,617	857

Income tax expense	(146)	(5)	(601)	(280)
Minority interest expense	(163)	(185)	(534)	(428)

INCOME (LOSS) FROM CONTINUING OPERATIONS	91	(368)	482	149

Income from operations of discontinued businesses, net of tax	—	34	71	79
Gain (loss) from disposal of discontinued businesses, net of tax	12	7	(665)	(59)
Income from extraordinary item, net of tax	—	—	—	21

NET INCOME (LOSS)	$103	$(327)	$(112)	$190

DILUTED EARNINGS (LOSS) PER SHARE
Income (loss) from continuing operations	$0.14	$(0.56)	$0.71	$0.22
Discontinued operations	0.01	0.06	(0.88)	0.03
Extraordinary item	—	—	—	0.03

DILUTED EARNINGS (LOSS) PER SHARE	$0.15	$(0.50)	$(0.17)	$0.28

Diluted weighted average shares outstanding (in millions)	675	658	677	670

THE AES CORPORATION

SEGMENT INFORMATION (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions)	2007	2006	2007	2006
		(Restated)		(Restated)
REVENUES
Latin America Generation	$914	$685	$2,475	$1,905
Latin America Utilities	1,311	1,170	3,795	3,430
North America Generation	566	490	1,622	1,444
North America Utilities	274	274	796	780
Europe & Africa Generation	216	196	682	590
Europe & Africa Utilities	157	131	482	419
Asia Generation	235	191	686	611
Corporate and Other	(202)	(190)	(614)	(564)

Total revenues	$3,471	$2,947	$9,924	$8,615

GROSS MARGIN
Latin America Generation	$183	$267	$633	$781
Latin America Utilities	259	188	758	684
North America Generation	196	149	531	458
North America Utilities	86	89	245	212
Europe & Africa Generation	35	38	168	173
Europe & Africa Utilities	22	30	63	95
Asia Generation	47	53	153	158
Corporate and Other	12	12	33	37

Total gross margin	$840	$826	$2,584	$2,598

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST
Latin America Generation	$141	$212	$648	$653
Latin America Utilities	193	(444)	589	(151)
North America Generation	83	62	437	337
North America Utilities	57	58	159	121
Europe & Africa Generation	26	13	137	151
Europe & Africa Utilities	20	25	53	84
Asia Generation	35	40	112	113
Corporate and Other	(155)	(144)	(518)	(451)

Total income before income taxes and minority interest	$400	$(178)	$1,617	$857

THE AES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30,	December 31,
($ in millions, except shares and par value)	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,664	$1,379
Restricted cash	609	548
Short term investments	994	640
Accounts receivable, net of reserves of $261 and $233, respectively	2,088	1,769
Inventory	511	471
Receivable from affiliates	31	76
Deferred income taxes - current	256	208
Prepaid expenses	158	109
Other current assets	1,309	927
Current assets of held for sale and discontinued businesses	—	438
Total current assets	7,620	6,565

NONCURRENT ASSETS
Property, plant and equipment:
Land	1,032	928
Electric generation and distribution assets	24,891	21,835
Accumulated depreciation	(7,395)	(6,545)
Construction in progress	1,300	979
Property, plant and equipment, net	19,828	17,197

Other assets:
Deferred financing costs, net of accumulated amortization of $213 and $188, respectively	290	279
Investment in and advances to affiliates	709	595
Debt service reserves and other deposits	612	524
Goodwill, net	1,438	1,416
Other intangible assets, net of accumulated amortization of $216 and $171, respectively	333	298
Deferred income taxes - noncurrent	695	602
Other assets	1,825	1,634
Noncurrent assets of held for sale and discontinued businesses	—	2,091
Total other assets	5,902	7,439
TOTAL ASSETS	$33,350	$31,201

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$978	$795
Accrued interest	335	404
Accrued and other liabilities	2,603	2,131
Non-recourse debt - current portion	1,247	1,411
Recourse debt - current portion	415	—
Current liabilities of held for sale and discontinued businesses	—	288
Total current liabilities	5,578	5,029

LONG-TERM LIABILITIES
Non-recourse debt	11,058	9,834
Recourse debt	4,484	4,790
Deferred income taxes - noncurrent	1,181	803
Pension liabilities and other post-retirement liabilities	923	844
Other long-term liabilities	3,690	3,554
Long-term liabilities of held for sale and discontinued businesses	—	434
Total long-term liabilities	21,336	20,259

Minority Interest (including discontinued businesses of $- and $175, respectively)	3,237	2,948

STOCKHOLDERS’ EQUITY
Common stock ($.01 par value, 1,200,000,000 shares authorized; 668,825,239 and 665,126,309 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively)	7	7
Additional paid-in capital	6,820	6,654
Accumulated deficit	(1,260)	(1,096)
Accumulated other comprehensive loss	(2,368)	(2,600)
Total stockholders’ equity	3,199	2,965

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,350	$31,201

THE AES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2007	2006 (Restated)	2007	2006 (Restated)

OPERATING ACTIVITIES
Net cash provided by operating activities	$741	$928	$1,848	$1,879

INVESTING ACTIVITIES
Capital expenditures	(538)	(445)	(1,728)	(997)
Acquisitions - net of cash acquired	(60)	—	(316)	(13)
Proceeds from the sales of businesses	54	583	835	817
Proceeds from the sales of assets	5	3	10	10
Sales of short-term investments	909	403	1,663	1,161
Purchases of short-term investments	(644)	(518)	(1,811)	(1,463)
Decrease (increase) in restricted cash	74	67	(105)	(57)
Purchases of emission allowances	(1)	(5)	(3)	(53)
Proceeds from the sales of emission allowances	—	8	10	75
(Increase) decrease in debt service reserves and other assets	(46)	(4)	63	(14)
Purchases of long-term available-for-sale securities	—	—	(23)	(52)
Repayment of affiliate loan	55	—	55	—
Other investing activities	4	13	15	12
Net cash (used in) provided by investing activities	(188)	105	(1,335)	(574)

FINANCING ACTIVITIES
Borrowings (repayments) under the revolving credit facilities, net	101	(39)	(82)	104
Issuance of non-recourse debt	371	237	1,169	1,437
Repayments of recourse debt	—	—	—	(150)
Repayments of non-recourse debt	(538)	(353)	(1,135)	(1,934)
Payments for deferred financing costs	(15)	(9)	(36)	(64)
Distributions to minority interests	(305)	(85)	(571)	(210)
Contributions from minority interests	34	—	370	117
Issuance of common stock	7	31	36	59
Financed capital expenditures	(19)	(30)	(27)	(47)
Other financing	1	(4)	2	(7)
Net cash used in financing activities	(363)	(252)	(274)	(695)
Effect of exchange rate changes on cash	(4)	(14)	46	13

Total increase in cash and cash equivalents	186	767	285	623
Cash and cash equivalents, beginning	1,478	1,032	1,379	1,176

Cash and cash equivalents, ending	$1,664	$1,799	$1,664	$1,799

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions, except per share amounts)	2007	2006 (Restated)	2007	2006 (Restated)

Diluted EPS From Continuing Operations	$0.14	$(0.56)	$0.71	$0.22

FAS 133 Mark to Market (Gains)/Losses	0.01	0.02	0.02	—
Currency Transaction (Gains)/Losses	—	0.01	—	0.01
Net Asset (Gains)/Losses and Impairments	0.03	0.83	0.09	0.69
Debt Retirement (Gains)/Losses	—	—	—	0.04

Adjusted Earnings Per Share (1)	$0.18	$0.30	$0.82	$0.96

Capital Expenditures

Maintenance Capital Expenditures	$168	$196	$679	$575
Growth Capital Expenditures	389	279	1,076	469

Total Capital Expenditures	$557	$475	$1,755	$1,044

Reconciliation of Free Cash Flow

Net Cash from Operating Activities	$741	$928	$1,848	$1,879
Less: Maintenance Capital Expenditures	168	196	679	575

Free Cash Flow (2)	$573	$732	$1,169	$1,304

(1)          Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses associated with (a) mark-to-market amounts related to FAS 133 derivative transactions, (b) foreign currency transaction impacts on the net monetary position related to Braziland Argentina, (c) significant asset gains or losses due to disposition transactions and impairments, and (d) costs related to the early retirement of recourse debt. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability associated with mark-to-market gains or losses related to certain derivative transactions, currency transaction gains or losses, periodic strategic decisions to dispose of certain assets which may influence results in a given period, and the early retirement of corporate debt.

(2)          Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures). AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.

THE AES CORPORATION

PARENT FINANCIAL INFORMATION

	4 Quarters Ended
	September 30,	June 30,	March 31,	December 31,
Parent only data: last four quarters	2007	2007	2007	2006
($ in millions)	Actual	Actual	Actual	Actual

Total subsidiary distributions & returns of capital to Parent

Subsidiary distributions (1) to Parent & QHCs	$1,067	$1,058	$976	$971

Returns of capital distributions to Parent & QHCs	94	92	87	72

Total subsidiary distributions & returns of capital to parent	$1,161	$1,150	$1,063	$1,043

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,
Parent only data: quarterly	2007	2007	2007	2006
($in millions)	Actual	Actual	Actual	Actual

Total subsidiary distributions & returns of capital to Parent

Subsidiary distributions (1) to Parent & QHCs	$361	$259	$137	$311

Returns of capital distributions to Parent & QHCs	35	34	15	9

Total subsidiary distributions & returns of capital to Parent	$396	$293	$152	$320

	Balance at
Parent Company	September 30,	June 30,	March 31,	December 31,
Liquidity (3)	2007	2007	2007	2006
($in millions)	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs (2)	$619	$405	$74	$257
Availability under revolver	896	973	804	889
Ending liquidity	$1,515	$1,378	$878	$1,146

(1)          Subsidiary Distributions (a non-GAAP financial measure) is defined as cash distributions (primarily dividends and interest income) from subsidiary companies to the parent company and qualified holding companies. These cash flows are the source of cash flow to the parent.

(2)          The cash held at qualifying holding companies (QHCs) (a non-GAAP financial measure) represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company (Parent). Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.

(3)          AES believes that unconsolidated parent company liquidity (a non-GAAP financial measure) is important to the liquidity position of AES as a parent company because of the non-recourse nature of most of AES’s indebtedness.